UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 15, 2005

Nissan Auto Receivables Corporation II
on behalf of Nissan Auto Receivables 2005-C Owner Trust
(Exact name of registrant as specified in its charter)

Delaware	333-120079-03	51-6563200
(State or other Jurisdiction of incorporation)	(Commission Registration Number)	(I.R.S. Employer Identification Number)

990 WEST 190TH STREET
TORRANCE, CALIFORNIA 90502
___________________________________
(Address of principal executive office)

Registrant’s telephone number, including area code: (310) 719-8583

Item 8.01   Other Events.

On November 15, 2005, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of September 16, 2005 (the “Agreement”), among Nissan Auto Receivables 2005-C Owner Trust, as Issuer, Nissan Auto Receivables Corporation II, as Seller, and Nissan Motor Acceptance Corporation, as Servicer, were distributed to the holders of notes (“Noteholders”) issued by Nissan Auto Receivables 2005-C Owner Trust. In accordance with the Agreement, the Servicer’s Certificate, as defined in the Agreement, was furnished to the Indenture Trustee (as defined in the Agreement) for the benefit of the Noteholders. A copy of the Servicer's Certificate is being filed as Exhibit 20.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.             Description

20.1              Servicer’s Certificate for the
            month of October 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

        NISSAN AUTO RECEIVABLES 2005-C OWNER TRUST

        By: Nissan Auto Receivables Corporation II

      By: _/s/ Kazuhiko Kazama
      Name: Kazuhiko Kazama
      Title: Treasurer
November 30, 2005

EXHIBIT INDEX

Exhibit No.	Description	Sequentially Numbered Page

  20.1                  Servicer’s Certificate                   5
      for the month of
      October 2005